UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 30, 2009

Hibernia Homestead Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	000-53555	26-2833386
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

325 Carondelet Street, New Orleans, Louisiana		70130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(504) 522-3203

N/A
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition

On July 31, 2009, Hibernia Homestead Bancorp, Inc. (the "Company"), reported its results of operations for the second quarter ended June 30, 2009.

For additional information, reference is made to the Company's press release dated July 31, 2009, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the SEC and shall not be deemed to be "filed" for any purpose except as otherwise provided herein.

ITEM 7.01     Regulation FD Disclosure

On July 31, 2009, the Company issued a press release announcing the results of the annual meeting of shareholders held on July 30, 2009 and commencement of stock purchases to fund the Company's 2009 Recognition and Retention Plan.

For additional information, reference is made to the Company's press release dated July 31, 2009, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the SEC and shall not be deemed to be "filed" for any purpose except as otherwise provided herein.

ITEM 9.01     Financial Statements and Exhibits

(a)       Not applicable.
(b)       Not applicable.
(c)       Not applicable.
(d)       Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description
99.1	Press release, dated July 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIBERNIA HOMESTEAD BANCORP, INC.

Date: July 31, 2009	By:	/s/A. Peyton Bush, III
A. Peyton Bush, III
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated July 31, 2009